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                                                                   Exhibit 10.32

                              (Summary Translation)
                           PROPERTY SUBLEASE AGREEMENT

AGREEMENT made this 1st day of December 2005 by and between Suzhou Liouxin Industry Co., Ltd. (hereinafter referred to as "Party A") and Jiangxi LDK Solar Hi-Tech Co., Ltd. (hereinafter referred to as "Party B") in connection with the use of certain premises herein specified according to the terms set forth below.

WHEREAS,

1. Party A and Shanghai Harbor Ring Real Estate Development Co., Ltd. (hereinafter referred to as "Harbor Ring") entered into a real property lease contract on November 7, 2005 (hereinafter referred to as the "Lease Contract"), pursuant to which, Harbor Ring has leased to Party A, and Party A has leased from Harbor Ring, the premises located at Room 2303, Harbor Ring Plaza, No. 18 Xizang Zhong Road, Shanghai (hereinafter referred to as the "Property") in accordance with the terms and conditions therein provided.

2.   Party B wishes to use the Property as its offices for business purposes.

NOW, THEREFORE, Party A and Party B, subject to the terms and conditions set forth herein, agree as follows:

1. In furtherance of its business goals, Party B subleases the Property from Party A as offices for its Shanghai branch office.

2. Party A agrees that Party B shall not have any obligation to pay for its use of the Property during the sublease period.

3. The term of the sublease shall be two years commencing on the effective day of this Agreement. Should Party B desire to continue to use the Property after the expiration of this Agreement, Party B may further negotiate and enter into a new agreement with Party A.

4.   This Agreement shall come into effect upon signing by both parties.

5. Both parties agree to resolve other related matters not explicitly provided herein through amicable negotiation and consultation.

6. This Agreement shall be executed in two original copies, and each party shall keep one copy hereof.

PARTY A: Suzhou Liouxin Industry Co., Ltd. (sealed)

PARTY B: Jiangxi LDK Solar Hi-Tech Co., Ltd. (sealed)